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                                    EXHIBIT 10(X)

                  Amendment to Bruce J. Haber's Employment Agreement
                              Dated as of March 12, 1996
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              AMENDMENT TO EMPLOYMENT AGREEMENT DATED FEBRUARY 11, 1992
                      AS FIRST AMENDED ON DECEMBER 23, 1993 AND
                         AS FURTHER AMENDED ON APRIL 1, 1995

     AGREEMENT made as of the 12th day of March, 1996 by and between BRUCE J. HABER residing at 989 Marcel Road, Baldwin Harbor, NY 11510 (hereinafter referred to as the "Executive") and MICRO BIO-MEDICS, INC., a New York corporation, with principal executive offices located at 717 South Third Avenue, Mt. Vernon, NY 10550 (hereinafter referred to as the "Company").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, the Company and the Executive have entered into an Employment Agreement dated February 11, 1992 (the "Agreement"); and

     WHEREAS, the Company and the Executive on December 23, 1993 entered into an amendment to the Agreement; and

     WHEREAS, the Company and the Executive on April 1, 1995 entered into an amendment to the Agreement; and

     WHEREAS, the Company and the Executive agree to amend Article III of the Agreement to increase Executive's annual compensation; and

     WHEREAS, the Company and the Executive agree that Article VI in the April 1, 1995 Amendment is not correct as to the renewal terms of Executive's contract.

     NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

     1. Article III is hereby amended and shall be replaced with the following language:

                                     ARTICLE III

                                     COMPENSATION

     (A) The Company shall pay to the Executive for all services to be rendered pursuant to the terms of this agreement, a base salary at the rate of Two Hundred Forty Thousand Seven Hundred Fifty ($240,750) Dollars per year, or $20,062.50 per month, during each year of the term of this agreement, payable in accordance with the Company's normal payroll procedures. However, such payments shall not be made less frequently than on a monthly basis. Salary for the Executive shall be increased by at least $5,000 per annum commencing on January 1, 1997 until the termination of this Agreement.

     (B) Executive shall be entitled to be paid no later than March 15 of each year, commencing on March 15, 1993, an annual bonus for the most recently completed fiscal

                                          1

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year equal to no less than seven (7%) percent of the Company's income before income taxes (as defined under generally accepted accounting principles) and Haber's bonus.

     2. Article VI is hereby amended and shall be replaced with the following language:

                                     "ARTICLE VI

                                         TERM

     The term of this agreement shall commence as of the date hereof and continue until March 31, 2000 and on each April 1 commencing on April 1, 1996 the term of this contract shall be automatically extended for an additional period of one year unless either party elects not to extend the agreement after giving the other party at least 180 days prior written notice. Accordingly, on April 1 of each year, unless notice is given as provided above, the Executive shall have an employment contract with a term of five years."

     2. All other provisions of the Agreement remain unchanged and shall be in full force and effect. The Agreement as amended on December 23, 1993, April 1, 1995 and as amended herein shall constitute the full agreement between the parties hereto; no change, addition or amendment shall be made hereto except by written agreement signed by the parties hereto. This agreement supersedes all prior agreements and understandings.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement and affixed their hands and seal the day and year first above written.

                               /s/ BRUCE J. HABER
                              ------------------------------
                              Bruce J. Haber, Executive


 (Corporate Seal)             MICRO BIO-MEDICS, INC.


                              BY /s/ STUART FLEISCHER
                                 ---------------------------
                                   Stuart Fleischer
                                        Chief Financial and Accounting
                                        Officer and Authorized Person
                                        by the Compensation Committee

ATTEST:

/s/ FRANCES BARR
-------------------
Frances Barr